As filed with the Securities and Exchange Commission on September 23, 1997

                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                  Procept, Inc.
             (Exact Name of Registrant as Specified in its Charter)

             Delaware                                                   04-2893483
(State or Other Jurisdiction of Incorporation)            (I.R.S. Employer Identification No.)

               840 Memorial Drive, Cambridge, Massachusetts 02139
                    (Address of Principal Executive Offices)

                         ------------------------------

                        1994 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Stanley C. Erck
                      President and Chief Executive Officer
                                  Procept, Inc.
                               840 Memorial Drive
                         Cambridge, Massachusetts 02139
                                 (617) 491-1100
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                            Lynnette C. Fallon, Esq.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

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                                                         Proposed maximum      Proposed maximum
     Title of each class of           Amount to be      offering price per    aggregate offering       Amount of
  securities to be registered          registered            share(1)              price(1)        registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value      250,000 shares             $0.390625            $97,656              $29.59
---------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on September 22, 1997 as reported by the Nasdaq National Market System.

   Statement Regarding Incorporation By Reference From Effective Registration
                                   Statement.

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on July 8, 1994 (File No. 33-81394 relating to the registration of 250,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1994 Employee Stock Purchase Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 250,000 shares of the Registrant's Common Stock to be issued under the Plan.


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



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, the Secretary of the Registrant, is partner of Palmer & Dodge LLP.


Item 8.  Exhibits.

         See Exhibit Index on page 5.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 22nd day of September, 1997.

                                  PROCEPT, INC.
                                  (Registrant)

                                  By:/s/ Stanley C. Erck
                                     ------------------------------------------
                                         Stanley C. Erck, President and
                                                Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Procept, Inc., hereby severally constitute and appoint Stanley C. Erck, Michael J. Higgins and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 22nd day of September, 1997:

Signature                    Capacity
---------                    --------

/s/ Stanley C. Erck          President, Chief Executive Officer
------------------------     (Principal Executive Officer) and Director
Stanley C. Erck

/s/ Michael J. Higgins       Vice President, Finance and Chief Financial
------------------------     Officer (Principal Financial Officer and Principal
Michael J. Higgins           Accounting Officer)


/s/ Zola P. Horovitz         Director
------------------------
Zola P. Horovitz, Ph.D.

/s/ Max Link                 Director
------------------------
Max Link, Ph.D.

/s/ Ellis L. Reinherz        Director
------------------------
Ellis L. Reinherz, M.D.

/s/ Michael S. Weiss         Director
------------------------
Michael S. Weiss

                                  EXHIBIT INDEX


Exhibit
Number                              Description
------                              -----------

4.1 Restated Certificate of Incorporation of Procept, Inc. Filed as Exhibit to 3.1 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-21134) and incorporated herein by reference.

4.2 Restated By-Laws of Procept, Inc. Filed as Exhibit 3.3 to Registration Statement on Form S-1 (File No. 33-57188) and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1 Consent of Coopers & Lybrand L.L.P., independent accountants. Filed herewith.

23.2   Consent of Palmer & Dodge LLP (contained in Exhibit 5).

24     Power of Attorney (included in the signature page hereto).

99     Procept, Inc. 1994 Employee Stock Purchase Plan, as amended. Filed as
       Exhibit 10.2 to Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 0-21134) and incorporated herein by reference.


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